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                                                                    Exhibit 5.1

                    B A S S,  B E R R Y  &  S I M S    P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234

                                November 12, 1997



Regal Cinemas, Inc.
7132 Commercial Park Drive
Knoxville, Tennessee 37918

         Re:      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as your counsel in connection with your preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on November 12, 1997, with respect to $125,000,000 aggregate principal amount of 8 1/2% Exchange Senior Subordinated Notes due October 1, 2007 (the "Exchange Notes") of Regal Cinemas, Inc. (the "Company"). The Exchange Notes will be offered in exchange for the Company's issued and outstanding 8 1/2% Senior Subordinated Notes due October 1, 2007 (the "Old Notes"), as described in the Registration Statement.

         The Exchange Notes are to be issued pursuant to the terms of an indenture (the "Indenture") dated September 24, 1997 between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), and the related Exchange and Registration Rights Agreement among the Company, Goldman Sachs & Co. and Lehman Brothers Inc. (the "Registration Rights Agreement").

         In connection with this opinion, we have examined and relied upon such records, documents, certificates, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the Exchange Notes, when duly executed and authenticated in accordance with the terms of the Indenture, and delivered in exchange for Old Notes in accordance with the terms of the Indenture, will have been validly issued and will be legally binding obligations of the Company.

         We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Matters" and filing of this opinion with the Commission as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Bass, Berry & Sims PLC